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As filed with the Securities and Exchange Commission on October 12, 2004

Registration No. 333-00405

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	75-2212772 (IRS Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX 75607
(Address and zip code of principal executive office)

URANIUM RESOURCES, INC.
AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN
(Full title of the Plan(s))

THOMAS H. EHRLICH
650 South Edmonds, Suite 108
Lewisville, TX 75607
972-219-3330

(Name, Address and Telephone Number of Agent for Service)

Copies to:
ALFRED C. CHIDESTER
Baker & Hostetler LLP
303 East 17th Avenue Suite 1100
Denver, Colorado 80203
Phone No.: 303-764-4091
Fax No.: 303-861-2307

CALCULATION OF REGISTRATION FEE

Title of securities to registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Common Stock, par value $.001 per share	13,250,000	$0.805	$10,666,250	$1,352

(1)
The number of shares of Uranium Resources Inc. common stock, par value $.001 per share, stated above ("Common Stock") consists of the aggregate number of shares which may be sold under the Uranium Resources, Inc. Amended and Restated 1995 Stock Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon exercise of options granted under the Plan are subject to (i) adjustment in accordance with the anti-dilution and other provisions of the Plan ("Plan Provisions"). Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any Plan Provision.

(2)
A total of 12,000,000 shares of Common Stock are issuable under the Plan. Prior to the amendment referenced herein, 750,000 shares of Common Stock were issuable under the Plan and registered by Uranium Resources, Inc. ("Registrant") on the Registration Statement on Form S-8, Registration No. 33-00405.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and based upon the exercise price of the options granted pursuant to the Plan. The proposed maximum offering price is based on the market price of $0.805 per share as of October 6, 2004, the average bid and asked price of the Common Stock on the Pink Sheets as of such date. The proposed maximum aggregate offering price is based upon the proposed maximum offering price per share multiplied by the respective total number of shares of Common Stock to be registered.

        Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 13,250,000 additional shares of Common Stock with respect to a currently effective Registration Statement on Form S-8 relating to the Plan. Except for portions revised and included below, the contents of the following are incorporated herein by reference: (a) the Registrant's Registration Statement on Form S-8 (Registration No. 333-00405); (b) the Post Effective Amendment No. 1 to the Registration Statement on Form S-8; and (c) the Post Effective Amendment No. 2 to the Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The documents listed in (a) through (l) below are incorporated by reference in this Registration Statement:

  (a)
  The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act on August 18, 2004;

  (b)
  The Registrant's Form 8-K filed with the Commission on August 18, 2004;

  (c)
  The Quarterly Report on Form 10-QSB of the Registrant for the second calendar quarter ended June 30, 2004, filed with the Commission on August 13, 2004;

  (d)
  The Registrant's Form 8-K filed with the Commission on May 14, 2004;

  (e)
  The Quarterly Report on Form 10-QSB of the Registrant for the first calendar quarter ended March 31, 2004, filed with the Commission on May 14, 2004;

  (f)
  The Registrant's Form 8-K filed with the Commission on May 3, 2004;

  (g)
  The Annual Report on Form 10-KSB of the Registrant for the fiscal year ended December 31, 2003, filed with the Commission on March 30, 2004;

  (h)
  The Registrant's Form 8-K filed with the Commission on March 24, 2004;

  (i)
  The Registrant's Form 8-K filed with the Commission on January 14, 2004;

  (j)
  The Registrant's Form 8-K filed with the Commission on January 8, 2004;

  (k)
  All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

  (l)
  Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Commission on February 26, 1990.

Item 5. Interest of Named Experts and Counsel.

        The validity of the shares of the Registrant's Common Stock offered hereby are being passed upon for the Registrant by Baker & Hostetler, LLP, counsel to the Registrant. Members of that firm currently own 183,100 shares of the Registrant's Common Stock.

Item 8. Exhibits.

        The Exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of this 8th day of October, 2004.

URANIUM RESOURCES, INC.
By:	/s/ PAUL K. WILLMOTT Paul K. Willmott President

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PAUL K. WILLMOTT Paul K. Willmott	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 8, 2004
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich	Chief Financial Officer (Principal Financial and Accounting Officer)	October 8, 2004
/s/ LELAND O. ERDAHL Leland O. Erdahl	Director	October 8, 2004
/s/ GEORGE R. IRELAND George R. Ireland	Director	October 8, 2004

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POWER OF ATTORNEY

        Each of the undersigned officers and directors of Uranium Resources, Inc. hereby appoints Paul K. Willmott as attorney and agent for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PAUL K. WILLMOTT Paul K. Willmott	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 8, 2004
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich	Chief Financial Officer (Principal Financial and Accounting Officer)	October 8, 2004
/s/ LELAND O. ERDAHL Leland O. Erdahl	Director	October 8, 2004
/s/ GEORGE R. IRELAND George R. Ireland	Director	October 8, 2004

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EXHIBIT INDEX

Exhibit Number	Description
4.1*	Restated Certificate of Incorporation of the Company (filed with the Company's Form SB-2 Registration No. 333-17875 on July 26, 2004).
4.2*	Restated Bylaws of the Company (filed with the Company's Form S-3 Registration No. 333-17875 on December 16, 1996).
4.3*
Common Stock Purchase Agreement dated February 28, 2001 between the Company and Purchasers of the Common Stock of the Company (filed with the Company's Annual Report on Form 10-KA dated July 26, 2001, SEC File Number 000-17171).
4.4	Uranium Resources, Inc. Amended and Restated 1995 Stock Incentive Plan.
5.1	Opinion of Baker & Hostetler LLP, counsel to the Company.
23.1	Consent of Independent Public Accountants.
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.3	Consent of Independent Geologist.
24.1	Power of Attorney (included on page S-2 of this Registration Statement).

*
Not filed herewith. Incorporated by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 5. Interest of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX